Filed pursuant to Rule 424(b)(5)

Registration No. 333-273540

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 9, 2023)

B.O.S. BETTER SOLUTIONS LTD.

Up to $4,000,000

Ordinary Shares

We have entered into a sales agreement (the “Sales Agreement”) with A.G.P./Alliance Global Partners (“A.G.P” or the “Sales Agent”), dated September 15, 2025, relating to the sale of our ordinary shares, no par value (“Ordinary Shares”), offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell our Ordinary Shares, having an aggregate offering price of up to $4,000,000, from time to time through or to A.G.P as sales agent or principal.

Sales of our Ordinary Shares, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). A.G.P is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between A.G.P and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

A.G.P will be entitled to compensation at a commission rate of 3.0% of the gross sales price per share sold pursuant to the terms of the Sales Agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to A.G.P in connection with the sale of the Ordinary Shares on our behalf, A.G.P will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P will be deemed to be underwriting commissions or discounts. We also have agreed to provide indemnification and contribution to A.G.P with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended (the “Exchange Act”).

The Ordinary Shares are listed on the Nasdaq Capital Market under the symbol “BOSC.” On September 12, 2025, the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market was $4.83 per share.

The aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $32,050,429 based on 6,163,544 shares of outstanding Ordinary Shares held by non-affiliates and a price per share of $5.20, the closing price of our Ordinary Shares on July 18, 2025. Pursuant to General Instruction I.B.5 of Form F-3, we may not sell securities registered on Form F-3 with a value more than one-third of the aggregate market value of our Ordinary Shares held by non-affiliates in any 12-month period, so long as the aggregate market value of our Ordinary Shares held by non-affiliates remains less than $75.0 million. As of the date hereof, we have not sold any of our Ordinary Shares pursuant to General Instruction I.B.5 of Form F-3 during the prior 12 calendar month period that ends on, and includes, the date hereof.

Investing in the Ordinary Shares involves risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of information that should be considered in connection with an investment in the Ordinary Shares.

Neither the Securities and Exchange Commission nor any state or other foreign securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.

The date of this prospectus supplement is September 15, 2025

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that relates to part of a registration statement on Form F-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in our base prospectus included in the shelf registration statement in one or more offerings up to a total aggregate offering price of $10,000,000. As of September 15, 2025, we have sold no Ordinary Shares under that shelf registration statement. We sometimes refer to the Ordinary Shares as the “securities” throughout this prospectus.

This document contains two parts. The first part is this prospectus supplement, which describes the terms of this offering of the Ordinary Shares, and also adds, updates and changes information contained in the accompanying prospectus and the documents incorporated herein and therein by reference. This prospectus supplement relates only to an offering of up to $4,000,000 of our Ordinary Shares through A.G.P These sales, if any, will be made pursuant to the terms of the Sales Agreement, entered into between us and A.G.P on September 15, 2025, a copy of which will be incorporated by reference into this prospectus supplement. The second part is the accompanying prospectus, which gives more general information about us, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus or any document filed prior to the date of this prospectus supplement and incorporated herein or therein by reference, the information in this prospectus supplement will control; provided, that if any statement in one of these documents is inconsistent with a statement in another document having a later date, the statement in the document having the later date modifies or supersedes the earlier statement. In addition, this prospectus supplement and the accompanying prospectus do not contain all of the information provided in the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) that contains the accompanying prospectus (including the exhibits to the registration statement). For further information about us, you should refer to that registration statement, which you can obtain from the SEC as described elsewhere in this prospectus supplement under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” You may obtain a copy of this prospectus supplement, the accompanying prospectus and any of the documents incorporated by reference without charge by requesting it from us in writing or by telephone at the following address or telephone number: B.O.S. Better Online Solutions Ltd., 20 Freiman Street, Rishon LeZion, 7535825, Israel, Tel: +972 3 954 2000.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information that is different. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus, and you must not rely upon any information or representation not contained in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. We are offering to sell, and seeking offers to buy, our securities offered hereby only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus supplement or the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the accompanying prospectus, respectively, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any of our securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

In this prospectus, “we,” “us,” “our,” the “Company” and “BOS” refer to B.O.S. Better Online Solutions Ltd. and its subsidiaries: BOS-Odem Ltd. and BOS-Dimex LTD.

Our reporting currency is the U.S. dollar and our functional currency is the New Israeli Shekel. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, and references to “dollars” or “$” are to U.S. dollars.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our securities. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section, starting on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as well as the financial statements and notes thereto and the other information incorporated by reference herein and therein, before making an investment decision.

We implement cutting-edge technologies to optimize supply chain operations through our three business divisions: Our Intelligent Robotics Division automates the inventory process by replacing manual labor with robots; Our RFID Division optimizes inventory management by marking and tracking inventory through the supply chain; and our Supply Chain Solutions Division is a global distributor of electromechanical components, primarily serving the defense and Hi-Tech industries. The Company’s customers represent a cross-section of industry leaders, from the avionics, defense, retail, manufacturers and government markets. The Company’s Supply Chain Solutions customers include, among others, Vinyas and Sasmos Interconnection Systems Ltd. from the Indian market, and Refael and the Israel Aerospace Industries from the Israeli market. The Company’s Intelligent Robotics customers include, among others, Flextronics (Israel) Ltd., and IMI Systems Ltd. The Company’s RFID Division customers include Shufersal Ltd., Hamashbir Lazarchan Ltd., Fox Vizel Ltd., The Central Company for Sales and Distribution Ltd and Tnuva Ltd. Below are more details on each of our divisions:

Intelligent Robotics Division

The Intelligent Robotics Division develops custom-made robotics cells and integrates off-the-shelf robots into customers’ production lines, using its proprietary mechanical-electrical-software.

The goal of our robotics cells is to reduce dependency on the workforce and increase capacities and accuracy in inventory production and logistic process. Accordingly, our robotic cells are machine-tending for production lines, meaning robots serve another production machine as well as palletizing robots for logistic centers, instead of assisting human workers.

In 2024, 4% of our revenues were attributed to sales generated from the Company’s Intelligent Robotics Division.

Towards the end of 2021 the Company begun to shift the focus of its Intelligent Robotics division from the US markets to the Israeli market. The division has since successfully transitioned to the Israeli defense sector, with more than 50% of its backlog attributed to this segment. In 2024, 99% of the revenues of the Intelligent Robotics division were from the Israeli market.

RFID Division

RFID (Radio Frequency Identification) refers to the use of an automatic identification method to remotely retrieve data using devices called RFID tags. An RFID tag is an object such as a pendant, bead, nail, label, micro wire or fiber, which can be applied to or incorporated into a product, animal, or person for the purpose of identification using radio waves.

The RFID division optimizes inventory management throughout the supply chain by integrating into our customers’ production our proprietary software and third parties’ cutting-edge off the shelf equipment. This includes ruggedized equipment for industrial and logistics processes, such as handheld computers, forklift tablets, industrial scanners, thermal printers, RFID readers and wireless access from leading manufacturers such as Zebra and Honeywell.

Through our proprietary interfaces, each inventory transaction on-site is reported instantly to the customers’ Enterprise Resource Planning (ERP) system, ensuring real-time data update.

As a complementary service, twice a year (in general) we count our customers’ inventory in the warehouses and stores using our professional staff, equipment, and proprietary software.

In 2024, 32% of our revenues were attributed to sales generated from the Company’s RFID Division.

Supply Chain Solutions Division

The Company’s Supply Chain Solutions division represents global manufacturers and integrates theirs electro- mechanical components into the products of its customers from the Defense and Hi-Tech industries. Our team of engineers collaborates closely with the customers’ R&D engineers to ensure a seamless integration.

The Company’s Supply Chain Solutions division represents and distributes engineering designs for sale on a non-exclusive basis of manufactures including, among others, Amphenol TCS Inc., Positronic Global Connector Solutions, Sensata Technologies Inc., Integrated Power Designs, Inc., Net Power Inc., Switchcraft Inc., First Sensor A.G., Fema Electronics Corporation, Yeebo Group, SGC Technologies Inc., Fischer Connectors SA and Civue Optotech Inc.

In 2024, 64% of our revenues were attributed to sales of the Supply Chain Solutions division.

Corporate Information

We are an Israeli corporation based in Rishon LeZion, Israel, and were incorporated in Israel in 1990. Our executive offices, shipping and service operations are located at 20 Freiman Street, Rishon LeZion, 7535825, Israel. Our telephone number in Israel is +972 3 954 2000. Our commercial websites are: Supply Chain Solutions Division – www.bossupplychain.com; Intelligent Robotics Division – www.bosrobotics.com and RFID Division – www.bosrfid.com. The information contained on, or linked from, our websites is not a part of this report. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as we, that file electronically with the SEC at www.sec.gov.

We have two wholly owned subsidiaries: B.O.S.-Odem Ltd. and B.O.S.-Dimex Ltd. B.O.S.-Odem Ltd. is engaged in the development, manufacturing, and marketing of advanced automatic identification and data capture (AIDC) solutions, including barcode and RFID systems, for a wide range of industries. B.O.S.-Dimex Ltd. specializes in the import, marketing, and distribution of electronic components and electromechanical products, serving manufacturers and industrial customers in Israel.

THE OFFERING

Ordinary Shares offered by us	Ordinary Shares, having an aggregate offering price of up to $4,000,000.

Ordinary Shares outstanding prior to the offering	6,184,752 Ordinary Shares.

Ordinary Shares to be outstanding after this offering	7,012,909 Ordinary Shares, assuming sales of $4,000,000 of Ordinary Shares in this offering at an offering price of $4.83, which is the last reported sale price of the Ordinary Shares on the Nasdaq Capital Market on September 12, 2025. The actual number of Ordinary Shares will vary, depending on the sales price in this offering.

Manner of Offering	“At the market offering” that may be made from time to time through or to A.G.P, as sales agent or principal. See “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, to fund potential future acquisitions as well as other business development efforts.

See “Use of Proceeds” on page S-7 of this prospectus supplement.

Risk factors	Investing in the Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the risks you should carefully consider before deciding to invest in the Ordinary Shares.

Nasdaq Capital Market symbol	Our Ordinary Shares are listed on the Nasdaq under the symbol “BOSC.”

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 6,184,752 Ordinary Shares outstanding as of September 12, 2025, and excludes the following as of such date:

●	148,125 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between $2.24 to $4.02 per share, of which 71,457 were vested as of such date;

●	1,050,282 Ordinary Shares issuable upon the exercise of warrants, outstanding as of such date, with exercise prices ranging between $2.20 to $3.30 per share, of which all of them were vested as of such date;

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 20-F, and in our other SEC filings incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any amendment or update thereto reflected in our subsequent filings with the SEC and incorporated by reference into this prospectus supplement and the accompanying prospectus, together with all of the other information appearing in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein, including in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations and become material. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus supplement under the caption “Cautionary Statement Regarding Forward-Looking Statements” below.

Risks Related to this Offering

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes, to fund potential future acquisitions as well as other business development efforts. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. It is possible that the net proceeds will be invested in a way that does not yield us a favorable, or any, return. The failure of our management to use the net proceeds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

The actual number of Ordinary Shares we will sell under the Sales Agreement, as well as the price at which we may sell such Ordinary Shares, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement, and compliance with applicable law, we have the discretion to deliver placement notices to A.G.P at any time throughout the term of the Sales Agreement. The number of Ordinary Shares that are sold by A.G.P after delivering a placement notice will fluctuate based on the market price of the Ordinary Shares during the sales period and limits, we set with A.G.P. In addition, the price at which Ordinary Shares are sold by A.G.P, from time to time, will be dependent on the market price of our Ordinary Shares and, as a result, purchasers of our Ordinary Shares that are sold under the Sales Agreement may purchase such Ordinary Shares at different prices.

A substantial number of our Ordinary Shares may be sold in this offering, and we may sell or issue additional Ordinary Shares in the future, which could cause the price of the Ordinary Shares to decline.

Assuming we will sell an aggregate of 828,157 Ordinary Shares during the term of the Sales Agreement with A.G.P, the underlying Ordinary Shares represented thereby will equal approximately 13.4% of our outstanding Ordinary Shares as of September 12, 2025. This sale and any future issuances or sales of a substantial number of Ordinary Shares or Ordinary Shares in the public market or otherwise, or the perception that such issuances or sales may occur, could adversely affect the price of the Ordinary Shares. We have issued a substantial number of Ordinary Shares in connection with the exercise of warrants and options to purchase our Ordinary Shares, and in the future we may issue additional shares in connection with the exercise of existing warrants or options, which are eligible for, or may become eligible for, unrestricted resale. Any sales or registration of such shares in the public market or otherwise could reduce the prevailing market price for the Ordinary Shares, as well as make future sales of equity securities by us less attractive or not feasible, thus limiting our capital resources.

The price of the Ordinary Shares may be volatile.

The market price of the Ordinary Shares has fluctuated in the past. Consequently, the current market price of the Ordinary Shares may not be indicative of future market prices, and we may be unable to sustain or increase the value of your investment in the Ordinary Shares.

We have never paid cash dividends on our share capital, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends, and we do not anticipate paying cash dividends in the foreseeable future. Therefore, you should not rely on an investment in Ordinary Shares as a source for any future dividend income. Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

The Ordinary Shares offered hereby will be sold in an “at the market offering”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and therefore may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and certain information incorporated by reference in this prospectus supplement and the accompanying prospectus contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, or the Exchange Act, and other securities laws. Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology. These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our dependency of sales on one or a few major customers;

●	our ability to maintain current gross profit margins;

●	our ability to keep up with or stay ahead of technological developments and to succeed in a highly competitive industry;

●	our ability to successfully integrate and achieve the potential benefits of acquisitions;

●	our ability to maintain marketing and distribution arrangements and to expand our overseas markets;

●	our uncertainty with respect to the prospects of legal claims against us;

●	the effect of exchange rate fluctuations;

●	general worldwide economic conditions;

●	the effect of the war against Iran, Hamas and other terrorist organizations;

●	the continued availability of financing for working capital purposes and to refinance outstanding indebtedness;

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

We may issue and sell our Ordinary Shares having an aggregate sales price of up to $4,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We intend to use the net proceeds from the sale of securities under this prospectus supplement for general corporate purposes, to fund potential future acquisitions as well as other business development efforts. The timing and amount of our actual expenditures will be based on many factors, and we cannot specify with certainty all of the particular uses of the net proceeds from this offering. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds of this offering.

Pending our use of the net proceeds from this offering, we may invest the net proceeds of this offering in a variety of capital preservation investments, including but not limited to short-term, investment grade, interest bearing instruments.

DIVIDEND POLICY

The Company has never paid dividend in the past and does not currently have a dividend policy or intentions to pay dividends. The declaration and payment of any cash dividends in the future will be determined by the Board of Directors in light of the conditions existing at that time. This will include our earnings and financial condition. We may only pay cash dividends in any fiscal year, out of “profits”, as defined under Israeli law. Any cash dividend in the future out of an approved enterprise will be subject to an additional tax. Currently we have no profits from an approved enterprise; hence no provision has been made for tax on future dividends.

CAPITALIZATION

The following table sets forth our total liabilities and shareholders’ equity as of December 31, 2024:

●	On an actual basis; and

●	On a pro forma as adjusted basis to give additional effect to the sale of 828,157 Ordinary Shares in this offering at an assumed public offering price of $4.83 per share, the reported sale price for our Ordinary Shares as reported on the Nasdaq Capital Market on September 12, 2025, for aggregate gross consideration of $4,000,000 and after deducting commissions and estimated offering expenses payable by us.

The following table sets forth our capitalization and shareholders’ equity as of December 31, 2024, and should be read in conjunction with “Use of Proceeds,” our financial statements and related notes that are incorporated by reference into this prospectus supplement and the accompanying prospectus and the other financial information included or incorporated by reference into this prospectus supplement and the accompanying prospectus.

The “as adjusted” column below is illustrative only. Our as adjusted capitalization will depend on the actual purchase price and actual number of Ordinary Shares represented sold under the Sales Agreement. You should read this table in conjunction with our audited financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of December 31, 2024
U.S. dollars in thousands	Actual	As Adjusted
		Unaudited
Cash and cash equivalents	3,368	7,165
Restricted cash	185	185
Long term loan	1,419	1,419
Shareholders’ equity (deficit):
Share capital and additional paid in capital	86,401	90,198

Accumulated deficit	(65,070)	(65,070)
Total shareholders’ equity (deficit)	21,331	25,128
Total liabilities and shareholders’ equity	22,750	26,547

The number of Ordinary Shares purchased from us by existing shareholders is based on 5,792,559 Ordinary Shares issued and outstanding as of December 31, 2024, and excludes the following as of such date:

●	315,000 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between $2.24 to $4.02 per share, of which 248,333 were vested as of such date; and

●	1,253,100 Ordinary Shares issuable upon the exercise of warrants outstanding as of such date, with exercise prices ranging between $2.20 to $3.30 per share, of which all of them were vested as of such date.

Subsequent to December 31, 2024, through September 12, 2025, an aggregate of 392,193 Ordinary Shares were issued pursuant to the exercise of warrants and options, consisting of 202,818 shares issued upon the exercise of warrants and 189,375 shares upon the exercise of options.

DILUTION

If you invest in our Ordinary Shares, you will experience immediate dilution to the extent of the difference between the public offering price of the Ordinary Shares in this offering and the net tangible book value per Ordinary Share immediately after the offering.

Our net tangible book value per Ordinary Share is determined by dividing our total tangible assets, less total liabilities, by the actual number of outstanding Ordinary Shares. The net tangible book value of our Ordinary Shares as of December 31, 2024 was approximately $2.71 per share. Net tangible book value per share represents the amount of our total tangible assets less our total liabilities, divided by 5,792,559, the total number of Ordinary Shares outstanding as of December 31, 2024.

After giving effect to the sale of our Ordinary Shares during the term of the Sales Agreement with A.G.P in the aggregate amount of $4,000,000 at an assumed offering price of $4.83 per Ordinary Share, the reported sale price of our Ordinary Shares on the Nasdaq Capital Market on September 12, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2024 would have been approximately $19.5 million, or $2.95 per share. This amount represents an immediate increase in net tangible book value of $3,797,000 or $0.23 per Ordinary Share as a result of this offering and an immediate dilution of approximately $1.88 per Ordinary Share to investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis. The as adjusted information is illustrative only and will adjust based on the actual prices to the public, the actual number of Ordinary Shares sold, and other terms of the offering determined at the times our Ordinary Shares are sold pursuant to this prospectus. The Ordinary Shares sold in this offering, if any, will be sold from time to time at various prices.

Public offering price per Ordinary Share		$4.83
Net tangible book value per Ordinary Share as of December 31, 2024	$15,721,000
Increase in pro forma net tangible book value per Ordinary Share attributable to investors purchasing Ordinary Shares in this offering	$0.23
Pro forma as adjusted net tangible book value per Ordinary Share after offering		$2.95
Dilution per Ordinary Share to investors purchasing Ordinary Shares in the offering		$1.88

The above discussion and table are based on 5,792,559 Ordinary Shares outstanding as of December 31, 2024, and excludes the following as of such date:

●	315,000 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between $2.24 to $4.02 per share, of which 248,333 were vested as of such date; and

●	1,253,100 Ordinary Shares issuable upon the exercise of warrants outstanding as of such date, with exercise prices ranging between $2.20 to $3.30 per share, of which all of them were vested as of such date.

Subsequent to December 31, 2024, through September 12, 2025, an aggregate of 392,193 Ordinary Shares were issued pursuant to the exercise of warrants and options, consisting of 202,818 shares issued upon the exercise of warrants and 189,375 shares upon the exercise of options.

To the extent that outstanding options or warrants are exercised, or we issue additional Ordinary Shares under our incentive equity plan, you may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current and future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of those securities could result in further dilution to the holders of our Ordinary Shares and the Ordinary Shares.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P under which we may issue and sell Ordinary Shares from time to time in an amount up to $4,000,000 through or to A.G.P, acting as sales agent or principal. Sales of our Ordinary Shares, if any, under this prospectus supplement will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act, including sales made directly on Nasdaq, on any existing trading market for our common stock or to or through a market maker. If we and A.G.P. agree on any method of distribution other than sales of our common stock on or through Nasdaq or another existing trading market in the United States at market prices, we will file an additional prospectus supplement to provide information about any such methods of distribution as required by Rule 424(b) under the Securities Act.

Each time that we wish to issue and sell our Ordinary Shares under the Sales Agreement, we will provide A.G.P with a placement notice describing the amount of Ordinary Shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of Ordinary Shares that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, A.G.P, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market, to sell our Ordinary Shares under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or A.G.P may suspend the offering of Ordinary Shares pursuant to a placement notice upon notice and subject to other conditions.

Unless the parties agree otherwise, settlement for sales of Ordinary Shares will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Ordinary Shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and A.G.P may agree upon.

We will pay A.G.P commissions for its services in acting as our sales agent in the sale of our Ordinary Shares pursuant to the Sales Agreement. A.G.P will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Ordinary Shares on our behalf pursuant to the Sales Agreement. We have agreed to reimburse A.G.P for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of it legal counsel) in an amount not to exceed $35,000 and for A.G.P’s reasonable and documented out-of-pocket expenses related to quarterly maintenance of the Sales Agreement (including but not limited to the reasonable and documented fees and expenses of its legal counsel) on a quarterly basis in an amount not to exceed $1,500.

We estimate that the total expenses for this offering, excluding compensation payable to A.G.P and certain expenses reimbursable to A.G.P under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Ordinary Share.

Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of Ordinary Shares we sell through this prospectus supplement will be dependent, among other things, on market conditions and our capital raising requirements.

In connection with the sale of the Ordinary Shares on our behalf, A.G.P will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of A.G.P will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to A.G.P against certain civil liabilities, including liabilities under the Securities Act.

A.G.P will not engage in any market making activities involving our Ordinary Shares while the offering is ongoing under this prospectus supplement if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Securities Act. As our sales agent, A.G.P will not engage in any transactions that stabilizes our Ordinary Shares.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Ordinary Shares subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein. We may terminate the Sales Agreement in our sole discretion at any time by giving five days’ prior notice to A.G.P. A.G.P may terminate the Sales Agreement under the circumstances specified in the Sales Agreement and in its sole discretion at any time by giving five days’ prior notice to us.

The Sales Agreement has been filed as an exhibit to a Report of Foreign Private Issuer on Form 6-K that we filed with the SEC in connection with this offering and is incorporated into this prospectus supplement by reference.

We have agreed to indemnify A.G.P. against certain civil liabilities, including liabilities under the Securities Act and the Exchange Act, and to contribute to payments that the A.G.P. may be required to make in respect of such liabilities.

In the ordinary course of its business activities, A.G.P. and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates.

A.G.P and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. In 2020 we retained the services of A.G.P as placement agent in an offering that closed in January 2021, for a financial advisory fee of $160,000.

This prospectus supplement in electronic format may be made available on a website maintained by A.G.P, and A.G.P may distribute this prospectus supplement electronically.

Foreign Regulatory Restrictions on Purchase of Securities Offered Hereby Generally

No action has been or will be taken in any jurisdiction (except in the United States) that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus, or the possession, circulation or distribution of this prospectus supplement and accompanying prospectus or any other material relating to us or the securities offered hereby in any jurisdiction where action for that purpose is required. Accordingly, the securities offered hereby may not be offered or sold, directly or indirectly, and neither of this prospectus supplement and accompanying prospectus nor any other offering material or advertisements in connection with the securities offered hereby may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Phillips Nizer LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Gornitzky & Co., Tel Aviv, Israel. Thompson Hine LLP, New York, New York, is acting as counsel to A.G.P.

EXPERTS

The financial statements as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024, incorporated by reference into this prospectus supplement and in the registration statement have been so incorporated in reliance on the report of Fahn Kanne & Co. Grant Thornton Israel, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form F-3 filed by us with the SEC under the Securities Act. As permitted by the rules and regulations of the SEC, this prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits thereto filed with the SEC. For further information with respect to us and the Ordinary Shares offered hereby, you should refer to the complete registration statement on Form F-3, which may be obtained from the locations described above in the immediately preceding paragraph. Statements contained in this prospectus supplement, the accompanying prospectus supplement or any document incorporated by reference herein or therein about the contents of any contract or other document are not necessarily complete. If we have filed any contract or other document as an exhibit to the registration statement or any other document incorporated by reference in the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract or other document is qualified in its entirety by reference to the actual document.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we are required to file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.boscom.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The information incorporated by reference is considered to be part of this prospectus and information we file later with the SEC will automatically update and supersede this information. The following documents filed with or furnished to the SEC by us are incorporated by reference in this prospectus supplement and the accompanying prospectus:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on March 31, 2025;

●	The GAAP financial statements included in Exhibit 99.1 to the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on March 31, 2025, May 29, 2025 and August 21, 2025, and the Company’s reports of foreign private issuer on Form 6-K furnished to the Commission on February 20, 2025, March 20, 2025 and September 3, 2025; and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, filed with the SEC on March 30, 2021.

All subsequent Annual Reports filed by us pursuant to the Exchange Act on Form 20-F prior to the termination of this offering shall be deemed to be incorporated by reference to this prospectus supplement and the accompanying prospectus and to be a part hereof and thereof from the date of filing of such documents. We may also incorporate any Form 6-K subsequently submitted by us to the SEC prior to the termination of this offering by identifying in such Forms 6-K that they are being incorporated by reference herein and in the accompanying prospectus, and any Forms 6-K so identified shall be deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and to be a part hereof from the date of submission of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein and in the accompanying prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.

The information we incorporate by reference is an important part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC that is incorporated by reference will automatically update and supersede the information contained in this prospectus supplement and the accompanying prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to us at 20 Freiman St., Rishon LeZion, 75100, Israel, Tel: +972-3-954-2000; Attention: Chief Financial Officer.

Preliminary Prospectus

Subject to completion, dated August 9, 2023

$10,000,000

Ordinary Shares

Warrants

Units

B.O.S. BETTER ONLINE SOLUTIONS LTD.

Through this prospectus, we may periodically offer:

(1)	our ordinary shares,

(2)	our warrants, and

(3)	our units.

This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities. This prospectus may not be used to offer or sell securities unless accompanied by a prospectus supplement.

To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference in this prospectus or any prospectus supplement, the statement in the document having the later date modifies or supersedes the earlier statement.

Our Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “BOSC”. On August 8, 2023, the last reported sale price of our Ordinary Shares on the NASDAQ Capital Market was $ 3.88 per share. You are urged to obtain current market quotations for the Ordinary Shares.

As of the date of this prospectus, the aggregate market value of our outstanding Ordinary Shares held by non-affiliates was approximately $20 million based on 5,749,117 outstanding Ordinary Shares, of which 5,154,267 are held by non-affiliates, and a per share price of $3.88, which was the last reported price on the Nasdaq Capital Market of our Ordinary Shares on August 8, 2023. We have not offered any securities pursuant to General Instruction I.B.5. of Form F-3 during the prior 12-month period that ends on and includes the date of this prospectus.

The securities may be sold directly by us to investors, through agents designated from time to time, to or through underwriters or dealers, or through a combination of such methods. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution.” If any underwriters are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

You should read both this prospectus and any prospectus supplement, together with the additional information described under the heading “Incorporation of Certain Documents by Reference” before you decide to invest in our Ordinary Shares.

INVESTING IN OUR ORDINARY SHARES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” ON PAGE 4 OF THIS PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING OUR ORDINARY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REGISTRATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2023.

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and any underwriter or agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

i

PROSPECTUS SUMMARY

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process, relating to the ordinary shares, warrants and units described in this prospectus. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $10,000,000. The offer and sale of securities under this prospectus may be made from time to time, in one or more offerings in any manner described under the section in this prospectus entitled “Plan of Distribution.”

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Accordingly, you should refer to the registration statement and its exhibits for further information about us and our Ordinary Shares. Copies of the registration statement and its exhibits are on file with the SEC. Statements contained in this prospectus concerning the documents we have filed with the SEC are not intended to be comprehensive, and in each instance we refer you to a copy of the actual document filed as an exhibit to the registration statement or otherwise filed with the SEC.

We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of Ordinary Shares.

Unless the context otherwise requires, all references in this prospectus to “BOS,” “we,” “our,” “our company,” “us” and the “Company” refer to B.O.S. Better Online Solutions Ltd. and its consolidated subsidiaries.

All references in this prospectus to “Ordinary Shares” refer to our Ordinary Shares, of no nominal value each.

All references in this prospectus to “dollars” or “$” are to United States Dollars.

All references in this prospectus to “shekels” or “NIS” are to New Israeli Shekels.

The Company

We were incorporated in Israel in 1990 and are subject to the Israeli Companies Law 1999 – 5759 (the “Israeli Companies Law”). Our executive offices, shipping and service operations are located in Israel. Our address in Israel is 20 Freiman Street, Rishon LeZion, 75100, Israel.

Our address in the United States is B.O.S. Better Online Solutions Ltd. c/o Ruby-tech, Inc. 147-20 184th St., Jamaica NY 11413, USA, telephone 508-655-2312

Our telephone number is 972-3-954-2000 and our website address is www.boscom.com. Our commercial websites are: Supply Chain Division - www.odem.co.il; Intelligent Robotics Division –www.bosrobotics.com and RFID Division – www.dimex.co.il. The information contained on, or linked from, our websites is not a part of this prospectus.

B.O.S is a global provider of comprehensive solutions to enterprises comprised of services, equipment and custom-made automatic machines that improve inventory control and increase productivity of production and logistic processes. BOS manages its business in three reportable divisions: the Intelligent Robotics Division, the RFID Division and the Supply Chain Division.

The Supply Chain division provides a kit of electro-mechanical components for its client. It buys all parts directly from the manufacturers that we represent or in the open market.

The RFID division product offering includes: (i) sale of Automatic Identification Data Capture Equipment (AIDC”), which we buy from distributors. This equipment comprises ruggedized handheld computers, barcodes, and RFID scanners and printers. In most cases, the equipment is sold with a service contract for repairs; (ii) sale of software licenses and implementation of Warehouse Management Systems (“WMS”) of Mantis Informatics Israel Ltd.; and (iii) provision of inventory counting services for retail stores and warehouses.

The Intelligent Robotic division provides custom-made mechanical automation (“Robots”) for the industrial and logistic processes. Our Robots are based on our mechanical design, metal sheets that are manufactured for the specific robot, and the integration of off-the-shelf components and other robots.

On March 10, 2022, the Company announced that its RFID division, BOS-Dimex, acquired the assets of Dagesh Inventory Counting and Maintenance Ltd, which provides inventory-counting services in Israel, mainly for retail stores.

THE OFFERING

General

This prospectus relates to the sale by the Company of any combination of securities described in this prospectus in one or more offerings up to a total dollar amount of $10,000,000. This prospectus provides you with a general description of the securities that we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement, together with additional information described below under the headings “Where You Can Find More Information,” and “Incorporation of Certain Documents by Reference” before purchasing any of our securities.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022 (the “Form 20-F”), and in our Reports of Foreign Private Issuer on Form 6-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2022.

RISK FACTORS

Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2022, or any updates in our Reports of Foreign Private Issuer on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. For a description of those reports and documents, and information about where you can find them, please see “Where You Can Find More Information and Incorporation of Certain Information.” The risks so described are not the only risks facing our company. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may contain, forward-looking statements within the meaning of the federal securities laws. These statements address, among other things: our strategy; the anticipated development of our products; the results of completed acquisitions and our ability to make future acquisitions; our projected capital expenditures and liquidity; our development of additional revenue sources; our development and expansion of relationships; the market acceptance of our products; our technological advancement; our compliance with regulatory requirements; and our ability to operate due to political, economic and security conditions. Actual results could differ materially from those anticipated, expressed or implied in these forward-looking statements as a result of various factors, including all the risks discussed above and elsewhere in this prospectus.

We urge you to consider that statements that use the terms “believe”, “do not believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “projections”, “forecast”, “may”, “continue”, “should”, “predict”, “potential” or the negative of these terms or similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events. These statements are based on beliefs and assumptions and are subject to risks and uncertainties. These risk factors and uncertainties include, amongst others, the dependency of sales being generated from one or few major customers, the uncertainty of BOS being able to maintain current gross profit margins, inability to keep up or ahead of technology and to succeed in a highly competitive industry, failure to successfully integrate and achieve the potential benefits of the acquisition of the business operations of Imdecol Ltd. (the Robotics business line) and of Dagesh Inventory Counting and Maintenance Ltd., inability to maintain marketing and distribution arrangements and to expand our overseas markets, uncertainty with respect to the prospects of legal claims against BOS, the effect of exchange rate fluctuations, general worldwide economic conditions and continued availability of financing for working capital purposes and to refinance outstanding indebtedness; and additional risks and uncertainties set forth in this prospectus, including under the heading “Risk Factors.” Therefore, we caution you to consider the matters described under the heading “Risk Factors” and certain other matters discussed in this prospectus, the documents incorporated by reference in this prospectus and other publicly available resources. Except as required by applicable law, including the federal securities laws of the United States, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Market data and forecasts used in this prospectus have been obtained from independent industry sources that we believe to be reliable. We have not independently verified the data obtained from these sources and we cannot assure you of the accuracy or completeness of the data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and additional uncertainties accompanying any estimates of future market size.

OFFER STATISTICS AND EXPECTED TIMETABLE

We may offer and sell from time to time pursuant to this prospectus (as may be detailed in prospectus supplements) an indeterminate number of securities as shall have a maximum aggregate offering price of $10,000,000. The actual per share price of the securities that we will offer pursuant hereto will depend on a number of factors that may be relevant as of the time of offer (see “Plan of Distribution” below).

CAPITALIZATION AND INDEBTEDNESS

We intend to include information about our capitalization and indebtedness in prospectus supplements.

The table below sets forth our condensed consolidated current liabilities and capitalization at December 31, 2022. This table was prepared in accordance with the U.S. Generally Accepted Accounting Principles.

Consolidated Capitalization (in US thousands of dollars)

December 31, 2022

Short term debt
Secured	$586
Unsecured	$10,609
Total short term debt	$11,195

Long term debt
Secured	$1,294
Unsecured	$1,472
Total long term debt	$2,766

Shareholders equity
Share capital: Ordinary Shares
Issued and outstanding 5,701,518 Ordinary Shares	$86,009
Additional paid-in Capital	$-
Accumulated other comprehensive loss	$(243)
Accumulated deficit	$(69,132)
Total shareholders’ equity	$16,634

The Company’s operations are financed through cash flows from operating activities, from long term loans and from equity investments. (See “Item 5B. Liquidity and Capital Resources” in our Form 20-F).

REASONS FOR THE OFFER AND USE OF PROCEEDS

Our management will have broad discretion over the use of the net proceeds from the sale of our securities pursuant to this prospectus. Unless we state otherwise in a prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered pursuant to this prospectus for general corporate purposes and working capital requirements. From time to time we may evaluate the possibility of acquiring business, products and technologies, and we may use a portion of the proceeds as consideration for acquisitions. Until we use the net proceeds for these purposes, we may invest them in interest-bearing deposits.

DESCRIPTION OF ORDINARY SHARES

A description of our Ordinary Shares can be found in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2020, which description is incorporated herein by reference.

Our Ordinary Shares are traded on the NASDAQ Capital Market under the symbol “BOSC”.

DESCRIPTION OF WARRANTS

Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the following terms of any warrants in respect of which the prospectus is being delivered:

●	the title of such warrants;

●	the aggregate number of such warrants;

●	the price or prices at which such warrants will be issued;

●	the currency or currencies, in which the price of such warrants will be payable;

●	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

●	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

●	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

●	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

●	information with respect to book-entry procedures, if any;

●	any material Israeli and U.S. federal income tax consequences;

●	the anti-dilution provisions of the warrants, if any; and

●	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

●	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may, from time to time, sell any or all of the Ordinary Shares on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the shares are traded or in private transactions.

These sales may be at fixed or negotiated prices. We may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	“at the market” or through market makers or into an existing market for the shares;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

We may engage brokers and dealers, and any brokers or dealers may arrange for other broker-dealers to participate in sales of the securities. Broker-dealers may agree to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of the Company’s securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees, in compliance with the rules of FINRA.

The SEC may take the view that, under certain circumstances, any broker-dealers or agents that participate in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act.

If underwriters are used in an offering of offered securities, such offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in the prospectus supplement, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

●	A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.

●	A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

●	A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate members are purchased in syndicate covering transactions.

OFFERING EXPENSES

The following is a statement of expenses in connection with the distribution of the securities registered. All amounts shown are estimates except for the SEC registration fee. The estimates do not include expenses related to offerings of particular securities.

SEC registration fees		$1,102
Legal fees, Accounting Fees and expenses	$	*
Miscellaneous expenses	$	*

TOTAL	$	*

*	To be provided in a prospectus supplement describing an offering of securities or a report on Form 6-K that is incorporated by reference herein.

VALIDITY OF SECURITIES

The validity of the Ordinary Shares offered in this prospectus, will be passed upon for us by Gornitzky & Co., our Israeli counsel. Certain other legal matters relating to United States law will be passed upon for us by Phillips Nizer LLP, New York, New York.

EXPERTS

Financial statements of B.O.S. Better Online Solutions Ltd, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Fahn Kanne & Co. Grant Thornton Israel, independent registered public accounting firms, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form F-3 under the Securities Act, with respect to the securities offered by this prospectus. However, as is permitted by the rules and regulations of the SEC, this prospectus, which is part of our registration statement on Form F-3, omits certain non-material information, exhibits, schedules and undertakings set forth in the registration statement. For further information about us, and the securities offered by this prospectus, please refer to the registration statement.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including annual reports on Form 20-F by April 30 of each year.

The registration statement on Form F-3 of which this prospectus forms a part, including the exhibits and schedules thereto, and reports and other information filed by us with the SEC are available at the SEC’s website at http://www.sec.gov.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

We maintain a corporate website at www.boscorporate.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with or submit to it. This means that we can disclose important information to you by referring to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such document shall not create any implication that there has been no change in our affairs since the date therefor or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be part of this prospectus and should be read with the same care., When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the later information filed with or submitted to the SEC will update and supersede such information. We incorporate by reference into this prospectus the documents listed below:

(a)	Our annual report on Form 20-F for the fiscal year ended December 31, 2022, filed with the SEC on March 30, 2023. (SEC File No. 001-14184);

(b)	The description of our Ordinary Shares contained in our registration statement on Form 8-A filed with the SEC on December 18, 2006, including any amendment or report filed which updates such description;

(c)	Form 6-K furnished on May 30, 2023 (such incorporation is limited to our historical GAAP financial information for the three months ended March 31, 2023 and March 31, 2022 contained therein)

In addition, we incorporate by reference into this prospectus documents listed below any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act and any reports on Form 6-K submitted to the SEC by the registrant pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part and all subsequent annual reports on Form 20-F filed after the effective date of this registration statement and prior to the termination of this offering and any reports on Form 6-K subsequently submitted to the SEC or portions thereof that we specifically identify in such forms as being incorporated by reference into the registration statement of which this prospectus forms a part, shall be considered to be incorporated into this prospectus by reference and shall be considered a part of this prospectus from the date of filing or submission of such documents.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with the SEC. We will deliver to each person (including any beneficial owner) to whom this prospectus has been delivered a copy of any or all of the information that has been incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request, and at no cost to the requester. Requests should be directed to:

B.O.S. Better Online Solutions Ltd.
20 Freiman Street Rishon LeZion, 75100, Israel
Tel.: (+972) 3-954-2000
E-mail:eyalc@boscom.com
Attn.: Eyal Cohen, CEO

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Most of our directors and all of our officers reside outside of the United States. It may be difficult to enforce civil liabilities under the Securities Act and the Exchange Act in original actions instituted in Israel.

In addition, it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws because Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

However, subject to specified time limitations, Israeli courts may enforce a United States final executory judgment in a civil matter, including a monetary or compensatory judgment in a non-civil matter, obtained after due process before a court of competent jurisdiction according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel. The rules of private international law currently prevailing in Israel do not prohibit the enforcement of a judgment by Israeli courts provided that:

●	the judgment is enforceable in the state in which it was given;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to present his arguments and evidence;

●	the judgment and the enforcement of the judgment are not contrary to the law, public policy, security or sovereignty of the State of Israel;

●	the judgment was not obtained by fraud and does not conflict with any other valid judgment in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and

●	the prevailing law of the foreign state in which the judgment is rendered allows for the enforcement of judgments in Israel.

Our subsidiary, Ruby-tech Inc. is our agent to receive service of process in any action against us in any competent court of the United States arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at an annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to $4,000,000

Ordinary Shares

B.O.S. BETTER ONLINE SOLUTIONS LTD.

PROSPECTUS

A.G.P.

September 15, 2025